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                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 25, 2000



COMMISSION            REGISTRANT; STATE OF INCORPORATION;        IRS EMPLOYER
FILE NUMBER             ADDRESS; AND TELEPHONE NUMBER         IDENTIFICATION NO
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1-9513                       CMS ENERGY CORPORATION               38-2726431
                            (A MICHIGAN CORPORATION)
                        FAIRLANE PLAZA SOUTH, SUITE 1100
                              330 TOWN CENTER DRIVE
                            DEARBORN, MICHIGAN 48126
                                 (313) 436-9261

1-5611                       CONSUMERS ENERGY COMPANY             38-0442310
                            (A MICHIGAN CORPORATION)
                            212 WEST MICHIGAN AVENUE
                                JACKSON, MICHIGAN
                                 (517) 788-1030


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ITEM 5.  OTHER EVENTS.


        On October 25, 2000, CMS Energy Corporation issued a press release announcing that the Michigan Public Service Commission (MPSC) issued orders relating to Consumers Energy Company, CMS Energy's utility subsidiary, authorizing securitization, expanding the gas customer choice program, and authorizing certain accounting changes.

        Securitization Order - Under the provisions of the securitization law passed as a part of the "Customer Choice and Electricity Reliability Act", Consumers filed an application seeking a financing order from the MPSC, and a supplement to the application, in July 2000, to begin the securitization process. The MPSC issued a financing order on October 24, 2000 authorizing securitization of approximately $470 million in qualified costs (primarily electric utility stranded costs) plus the expenses of the securitization. Approximately $50 million of the annual costs saving effects of securitization will offset, prospectively, the earnings impact of the 5% residential rate reduction required by the Customer Choice and Electricity Reliability Act. This portion of the cost savings will commence when Consumers' submits a written acceptance of the securitization order. The order requires Consumers to apply the remaining cost savings to the reduction of certain charges for nonresidential and retail open access customers. The MPSC allowed prospective recovery only of the 5% residential rate reduction's effect. Consumers estimates that the disallowed portion of revenue recovery relating to the year 2000 5% residential rate reduction may reduce CMS Energy's earnings by approximately $.13 per share in 2000. Consumers will recover the expenses relating to the issuance of the bonds through a securitization charge and a tax charge. These charges are subject to an annual true-up until one year prior to the last expected maturity date of the securitization bonds, and no more than quarterly thereafter. The MPSC's order will not increase current electric rates for any of Consumers' tariff customers.

        Consumers anticipates that it will accept the MPSC's securitization order and issue securitization bonds at the earliest by the end of the year 2000. As with other significant MPSC orders, the financing order is subject to appeal by any party. During the appeal, the suspension of amortization of the approved regulatory asset would cease, effective January 1, 2001, and would be reestablished based on a schedule that is the same as the recovery of the principal amounts of the securitized qualified costs. Ultimately, sale of securitization bonds will be required for the full rate reduction offset to continue over the term of the bonds.

        Gas Accounting Order - In December 1997, the MPSC approved Consumers' application to implement a gas customer choice pilot program. The program was designed to encourage Consumers to minimize its purchased natural gas commodity costs while providing rate stability for its customers. This pilot program became effective on April 1, 1998. The pilot program ends on March 31, 2001. This three-year pilot program, among other things, freezes gas distribution rates at a delivered gas commodity price of $2.84 per Mcf through March 31, 2001. Recent significant increases in gas prices exposed Consumers to gas commodity losses during the last year of the program. Consumers recorded a regulatory liability of $45 million in the second quarter 2000 to reflect estimated losses due to such increases in natural gas commodity prices. On October 24, 2000, the MPSC approved Consumers' application to reclassify recoverable, low-cost, base gas in Consumers' gas storage reservoirs. The MPSC allowed Consumers to begin immediately to include the cost of its recoverable base gas with higher cost purchased gas. The gas accounting order is expected to eliminate the need for Consumers to recognize any further losses related to gas commodity cost under-recoveries.

         Gas Customer Choice Order - On October 13, 2000 and October 24, 2000, the MPSC issued orders that adopted terms and conditions for providing permanent gas customer choice programs for residential and commercial customers in Michigan. The orders allow the expansion and extension of



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Consumers' voluntary gas customer choice pilot program scheduled to end on March
31, 2001. After that time, Consumers will no longer be subject to a frozen gas commodity cost. Consumers will then return to a gas cost recovery mechanism such that it will recover all prudently incurred natural gas commodity costs from its customers. Under the permanent gas customer choice program, up to 600,000 of Consumers' natural gas customers will be eligible to participate in the program beginning April 1, 2001. By April 1, 2002, 900,000 gas customers will be eligible to participate. All of Consumers' gas customers will be eligible to select an alternate natural gas supplier beginning April 1, 2003. Consumers will continue to transport and distribute gas to all customers.

        On October 25, 2000, CMS Energy announced third quarter earnings of 51 cents per share, compared to 78 cents per share earned in the third quarter of 1999. Consolidated net income was $55 million compared to $83 million in the third quarter of 1999. As a result of the securitization order discussed above, the MPSC allowed prospective recovery only of the 5% residential rate reduction on a prospective basis. Consumers estimates that the disallowed portion of revenue recovery relating to the year 2000 5% residential rate reduction may reduce CMS Energy's earnings by approximately $.13 per share in 2000. Therefore, CMS Energy currently estimates year 2000 earnings at $2.37, confirms its year 2001 earnings estimate at $2.75 and confirms its estimated 10% growth rate thereafter. In connection with its previously announced financial plan to strengthen its balance sheet, CMS Energy issued 11 million shares of common stock and intends to execute an initial public offering (IPO) of up to 49% of its ownership in its oil and gas exploration and production subsidiary in the first quarter of 2001 to raise approximately $800 million of cash and generate about $450 million of equity. CMS Energy believes such actions will result in an interest coverage ratio (calculated by dividing earnings before interest and taxes, depreciation and amortization (EBITDA) by interest) of approximately 3.3x in 2001. CMS Energy also believes that such actions will result in a net debt to total capitalization percentage of approximately 63% in 2001.

        While there is no assurance that this forecasted level of earnings and growth will be achieved, this guidance and growth assumes, among other things, the execution of the announced oil and gas exploration and production subsidiary IPO discussed above, normal weather conditions, the absence of further earnings losses due to the 5% residential rate reduction discussed above and the gas distribution commodity losses discussed above, divestiture of non-performing assets, new power plants becoming operational, new oil and gas production with improved pricing, growth in liquefied natural gas cargoes and margins, return to a gas cost recovery mechanism as discussed above and increased demand for pipeline transportation. This guidance and growth also assumes, among other things, higher purchased power costs caused by the lapse of the sale of power by Consumers from the Midland Cogeneration Venture Partnership power purchase agreement to PECO Energy Company, higher gas fuel costs for the independent power production business, lower income due to the absence of earnings from the assets sold under the asset sale program, lower total fixed charges, also due to asset sales and equity financing, and a 10 million share increase in the average number of shares outstanding.

        In February 2000, CMS Energy announced its intention to sell its 50% interest in Loy Yang A, a 2000 megawatt power plant and associated coal mine in Victoria, Australia. The amount CMS Energy ultimately realizes from the sale of Loy Yang A could differ materially from the approximately $500 million investment amount currently reflected as an asset on the balance sheet. CMS Energy, however, continues to evaluate various financial and accounting alternatives for Loy Yang A by year-end, including continuing the sale process.

        This document and the attached press releases contain "forward-looking statements" that are subject to risks and uncertainties. The words "anticipates", "believes", "estimates", "expects", "intends", and "plans", and variations of such words and similar expressions, are intended to identify forward looking statements.



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They should be read in conjunction with "Forward-Looking Statements Cautionary
Factors" in CMS Energy's and Consumers' Form 10-K, Item 1 (incorporated by reference herein) that discusses important factors that could cause CMS Energy's and Consumers' results to differ materially from those anticipated in such statements. CMS Energy's presentation used in an October 26, 2000 conference call to discuss third quarter results is available on the Internet at www.cmsenergy.com.


ITEM 7.  EXHIBITS.

        (c) Exhibits:

          99(a)-CMS Energy Slide Presentation at the 35th EEI Financial
                Conference, October 30-31, 2000

          99(b)-CMS Energy Major Earnings Variance Analysis.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                          CMS ENERGY CORPORATION



Dated:     November 1, 2000               By:    /s/ Alan M. Wright
                                                 ------------------------------
                                                 Alan M. Wright
                                                 Senior Vice President and
                                                   Chief Financial Officer


                                          CONSUMERS ENERGY COMPANY



Dated:     November 1, 2000               By:    /s/ Alan M. Wright
                                                 ------------------------------
                                                 Alan M. Wright
                                                 Senior Vice President and
                                                   Chief Financial Officer







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                                INDEX TO EXHIBITS


     EXHIBIT NO.              DESCRIPTION

     (c) Exhibits:


          99(a)- CMS Energy Slide Presentation at the 35th EEI Financial
                 Conference, October 31, 2000.

          99(b)- CMS Energy Major Variance Analysis.